Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Avatech Solutions, Inc. pertaining to the Avatech Solutions, Inc. Employee Stock Purchase Plan of our report dated September 21, 2005, with respect to the 2005 consolidated financial statements and schedule of Avatech Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
December 3, 2007